                                                                      EXHIBIT 12


                           MORGAN STANLEY GROUP INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
      AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                                                        FISCAL YEAR ENDED             YEAR ENDED
                                         FOUR MONTHS ENDED  THREE MONTHS ENDED             JANUARY 31,               DECEMBER 31,
                                               MAY 31,      MAY 31,  APRIL 30,    ----------------------------    -----------------
                                                1995         1995       1994      1995        1994       1993      1991        1990
                                         -----------------  ------     -------    ------     ------     ------    ------     ------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
  Income before income taxes                     $  309     $  251     $  184     $  594     $1,200     $  793    $  772     $  470
  Add: Fixed charges, net                         2,228      1,667      1,416      5,916      5,055      4,397     3,963      3,759
                                                 ------     ------     ------     ------     ------     ------    ------     ------
    Income before income taxes and
      fixed charges, net                         $2,537     $1,918     $1,600     $6,510     $6,255     $5,190    $4,735     $4,229
                                                 ======     ======     ======     ======     ======     ======    ======     ======
Fixed charges:
  Total interest expense (1)                     $2,229     $1,670     $1,406     $5,899     $5,020     $4,362    $3,946     $3,723
  Interest factor in rents (2)                       14         11         10         41         35         35        38         36
                                                 ------     ------     ------     ------     ------     ------    ------     ------
    Total fixed charges                          $2,243     $1,681     $1,416     $5,940     $5,055     $4,397    $3,984     $3,759
                                                 ======     ======     ======     ======     ======     ======    ======     ======
Ratio of earnings to fixed charges                  1.1        1.1        1.1        1.1        1.2        1.2       1.2        1.1

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                     $  309     $  251     $  184     $  594     $1,200     $  793    $  772     $  470
  Add: Fixed charges, net                         2,228      1,667      1,416      5,916      5,055      4,397     3,963      3,794
                                                 ------     ------     ------     ------     ------     ------    ------     ------
    Income before income taxes and
      fixed charges, net                         $2,537     $1,918     $1,600     $6,510     $6,255     $5,190    $4,735     $4,264
                                                 ======     ======     ======     ======     ======     ======    ======     ======
Fixed charges:
  Total interest expense (1)                     $2,229     $1,670     $1,406     $5,899     $5,020     $4,362    $3,946     $3,723
  Interest factor in rents (2)                       14         11         10         41         35         35        38         36
  Preferred stock dividends (3)                      33         25         25         97         85         82        47         35
                                                 ------     ------     ------     ------     ------     ------    ------     ------
    Total fixed charges and preferred
      stock dividends                            $2,276     $1,706     $1,441     $6,037     $5,140     $4,479    $4,031     $3,794
                                                 ======     ======     ======     ======     ======     ======    ======     ======
Ratio of earnings to fixed charges and
  preferred stock dividends                         1.1        1.1        1.1        1.1        1.2        1.2       1.2        1.1

- ---------------
(1) Total interest expense for the four and three months ended May 31, 1995, the three months ended April 30, 1994, the fiscal year ended January 31, 1995, and the years ended December 31, 1991 and 1990 includes capitalized interest.
(2) Interest factor in rents represents one-third of rent expense which is considered representative of the interest factor.
(3) The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.